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                                                                   EXHIBIT 11.1

                         SIMIONE CENTRAL HOLDINGS, INC.

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                  (unaudited)


                                                        Three Months Ended September 30,           Nine Months Ended September 30,
                                                    -----------------------------------------  -------------------------------------
                                                           1997                  1996                 1997                 1996
                                                    -------------------   -------------------  -------------------   ---------------
PRIMARY EARNINGS (LOSS) PER SHARE:

Net income (loss) available to
      to common stockholders                           $     1,292,346     $        (520,411)  $        2,511,360    $  (1,260,504)
                                                       ===============     =================   ==================    =============


Weighted average shares outstanding                          8,216,275             3,959,274            6,748,183        3,736,716
Add additional shares issuable upon
      exercise of common stock options
      and warrants                                             835,381                     -              876,016                -
                                                       ---------------     -----------------   ------------------   --------------

Weighted average common and common
      equivalent shares                                      9,051,656             3,959,274            7,624,199        3,736,716
                                                       ===============     =================   ==================   ==============

Net income (loss) per share                            $          0.14     $           (0.13)  $             0.33   $        (0.34)
                                                       ===============     =================   ==================   ==============


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Fully diluted earnings (loss) per share is not presented because fully diluted earnings (loss) per share amounts do not differ significantly from primary earnings per share.